Exhibit 99.1

J.P. Morgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMORGAN CHASE REPORTS 2003 FOURTH QUARTER

AND FULL YEAR RESULTS

New York, January 21, 2004 – J.P. Morgan Chase & Co. (NYSE: JPM) today reported 2003 fourth quarter net income of $1.86 billion, or $0.89 per share, compared to a net loss of $387 million, or ($0.20) per share, for the fourth quarter of 2002. Return on average common equity for the quarter was 17%.

Last year, results were provided on both a reported basis and an operating basis, which excluded merger and restructuring costs and special items. Operating earnings for the fourth quarter of 2002 were $730 million, or $0.36 per share.

For the full year, net income was $6.72 billion, or $3.24 per share, 304% above last year’s reported results of $1.66 billion, or $0.80 per share, and 99% higher than last year’s operating results of $3.38 billion, or $1.66 per share. Return on average common equity was 16% for 2003 compared with 8% on an operating basis for 2002.

William B. Harrison, Jr., Chairman and Chief Executive Officer, said “In 2003, JPMorgan Chase delivered significantly improved performance – executing well and achieving revenue growth in all major businesses. We had record annual earnings in both the Investment Bank and Chase Financial Services. We had our best quarterly performance since the merger in Investment Management & Private Banking. Our results also benefited from significantly reduced commercial credit costs.”

Mr. Harrison added “Our recently announced merger with Bank One will enable us to create a firm with a more balanced business mix, greater scale and leadership positions across our major businesses. Together with Jamie Dimon and his team, we will work hard on a successful integration while continuing to focus on our clients. We are confident that this merger will create significant value for our shareholders.”

Highlights for the fourth quarter of 2003:

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The Investment Bank had a return on allocated capital of 20%. Investment banking fees were 28% higher than the fourth quarter of 2002 driven by higher equity underwriting fees, which were at the highest quarterly level in three years.

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Chase Financial Services had a return on allocated capital of 25%. The national consumer credit businesses (mortgage, card and auto) produced double digit earnings growth compared to the fourth quarter of 2002.

•	Investment Management & Private Banking had its best quarterly earnings since the merger of Chase and J.P. Morgan.

Investor Contact:	Ann Borowiec	Media Contact:	Joe Evangelisti
	(212) 270-7318		(212) 270-7438

J.P. Morgan Chase & Co.
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•	JPMorgan Partners had net private equity gains of $159 million and the second consecutive quarter of positive net operating earnings.

•	Treasury & Securities Services had a return on allocated capital of 21% and made two significant acquisitions.

•	Commercial credit quality continued to improve; commercial credit costs were $753 million lower than in the fourth quarter of 2002.

Highlights for the full year 2003:

•	All businesses posted revenue growth in 2003 compared to 2002, with significant improvement in the return on average common equity at 16% for 2003.

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The Investment Bank had record earnings of $3.7 billion for the full year, up 183% from 2002, driven by strong growth in capital markets revenues and equity underwriting fees and a significant decline in credit costs. The return on allocated capital was 19% for the year.

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The Investment Bank improved its ranking in Global Equity & Equity-Related from #8 to #4 while maintaining its #1 ranking in Global Syndicated Loans, #2 ranking in Global Investment Grade Bonds and #5 ranking in Global Announced M&A according to Thomson Financial.

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Chase Financial Services posted record earnings of $2.5 billion and a return on allocated capital of 28% for the year. Record revenues of $14.6 billion were driven primarily by Home Finance revenues which were up 38% from 2002.

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JPMorgan Partners’ performance improved significantly with net private equity gains of $27 million compared to net private equity losses of $733 million for 2002. The carrying value of JPMorgan Partners’ portfolio has decreased relative to the firm’s common equity, consistent with the firm’s goal to reduce the capital committed to private equity over time.

•	Commercial credit quality improved significantly with non performing commercial assets down 42% from year-end 2002. Commercial credit costs were $2.8 billion lower than in 2002.

Investment Bank (“IB”)

Fourth Quarter 2003 versus Fourth Quarter 2002

Earnings were $860 million for the fourth quarter, compared to earnings of $341 million for the fourth quarter of 2002. Revenues of $3.0 billion were 8% lower than the fourth quarter of 2002 while expenses were down 19% over the same period. Earnings performance was driven by expense management and a significant improvement in commercial credit quality which resulted in lower credit costs. Return on allocated capital was 20% for the quarter, compared to 7% for the fourth quarter of 2002.

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Investment banking fees were $834 million, up 28% from the fourth quarter of 2002, driven by strong equity and debt underwriting fees partially offset by lower advisory fees. Equity underwriting fees of $254 million represented the highest quarterly level in three years.

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Capital markets and lending total return revenues were $2.4 billion, down 4% from the fourth quarter of 2002, driven by a decline in Global Treasury revenues partially offset by stronger performance in equity capital markets. Capital markets client revenues increased primarily because of improved performance in equity derivatives. Capital markets and lending total return revenues excluding Global Treasury were $2.2 billion, up 7% from last year.

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•	Expenses of $1.8 billion decreased 19% driven by lower severance and related costs and compensation expenses.

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Credit costs were negative $241 million due to restructurings of several non performing commercial loans and improvement in the overall credit quality of the portfolio. This is $730 million lower than credit costs in the fourth quarter of 2002.

Full Year 2003 versus Full Year 2002

Earnings were a record $3.7 billion for the full year, up 183% from 2002. Earnings growth was driven by 16% revenue growth and 6% expense growth combined with significantly lower credit costs. Return on allocated capital was 19% for the full year, compared to 6% for 2002.

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Investment banking fees of $2.9 billion increased 6%, driven by higher equity and bond underwriting fees due to increases in market volumes and equities market share. Partially offsetting this growth were declines in advisory fees and loan syndication fees.

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Capital markets and lending total return revenues of $11.6 billion increased 22%, driven by fixed income and equity capital markets and by Global Treasury. The increase in fixed income capital markets revenue was due to growth in client revenues primarily in credit markets, and higher portfolio management revenues in credit and foreign exchange markets. Equity capital markets revenue growth reflected improvement in equity derivatives. Global Treasury’s record performance was driven by portfolio positioning to benefit from the interest rate movements throughout the year. Capital markets and lending total return revenues excluding Global Treasury were $9.9 billion, up 25% from last year.

•	Expenses of $8.5 billion rose 6%, driven by higher incentives resulting from improved financial performance.

•	Credit costs of negative $181 million reflected restructurings on several non performing commercial loans and improvement in the overall credit quality of the portfolio.

Chase Financial Services (“CFS”)

Fourth Quarter 2003 versus Fourth Quarter 2002

Earnings were $560 million for the quarter, an increase of 23% from the fourth quarter of 2002. Return on allocated capital for the quarter was 25% compared to 21% for the fourth quarter of 2002.

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Revenues were $3.6 billion, up 8% from the fourth quarter of 2002, driven by a 34% increase in Home Finance revenues. Auto Finance revenues were up 11% from the fourth quarter of 2002 while Cardmember Services revenues were up 4%. Regional Banking revenues declined due to deposit spread compression.

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Expenses of $1.9 billion for the quarter were up 8% from the fourth quarter of 2002, reflecting higher business volumes resulting in higher compensation costs, as well as increased severance and related costs primarily due to the decline in mortgage refinance activity and restructuring in Regional Banking.

•	Credit costs of $854 million were 2% lower than the fourth quarter of 2002 driven by lower net charge- offs in Middle Market, Home Finance and Auto Finance.

Full Year 2003 versus Full Year 2002

Earnings were a record $2.5 billion for the full year, an increase of 8% from 2002. Return on allocated capital was 28% for the full year compared to 27% in 2002.

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Revenues were a record $14.6 billion for the full year, up 9% from 2002, driven by record revenues in Home Finance of $4.0 billion, which were up 38% from 2002. Auto Finance revenues were up 23% as market share increased from 2002 while Cardmember Services revenues were up 4% compared to 2002 due to portfolio growth. Despite significant deposit growth, Regional Banking revenues decreased 9% due to deposit spread compression.

•	Expenses of $7.3 billion for the full year were up 10% from 2002 reflecting higher business volumes and higher compensation costs.

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•	Credit costs of $3.4 billion were 9% higher than 2002 as average managed loans increased by 19% over the year.

Treasury & Securities Services (“T&SS”)

Fourth Quarter 2003 versus Fourth Quarter 2002

Earnings were $147 million for the quarter, an increase of 15% from the fourth quarter of 2002. Return on allocated capital for the quarter was 21%, compared to 19% in the fourth quarter of 2002.

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Revenues were a record $1.1 billion for the quarter, up 14% from the fourth quarter of 2002 and included a gain on sale of a non-strategic business. Excluding this gain, revenues increased 10%. Institutional Trust Services (“ITS”) revenues increased 13% from the prior year reflecting the impact of acquisitions, which contributed about half of the growth in the quarter. In addition, ITS revenues benefited from increased activity in the asset servicing business and higher deposit balances. Investor Services revenues increased 14% from the prior year reflecting improved equity market conditions and gains in market share.

•	Expenses of $845 million for the quarter increased 12% from the fourth quarter of 2002, due to the impact of acquisitions, higher technology expense and severance and related costs.

Full Year 2003 versus Full Year 2002

Earnings were $520 million for the full year, reflecting a decrease of 16% from 2002. The decline in earnings for the year was driven primarily by lower earnings in Investor Services. Return on allocated capital for the full year was 19%, compared to 23% in 2002.

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Revenues were $4.0 billion for the full year, up 3% from 2002. Revenues increased over the prior year in Institutional Trust Services driven by increased activity in the debt and equities new issue markets. Treasury Services’ revenues also increased primarily driven by higher deposit balances and product revenue. With difficult market conditions in the first half of the year, Investor Services revenues declined year over year but showed an improving sequential trend over the last four quarters.

•	Expenses of $3.2 billion for the full year increased 7% from 2002, reflecting the impact of acquisitions and severance and related costs, which included real estate write-offs.

Investment Management & Private Banking (“IMPB”)

Fourth Quarter 2003 versus Fourth Quarter 2002

Earnings were $100 million for the quarter, up significantly from $12 million for the fourth quarter of 2002. The pre-tax margin in the quarter was 18%, compared to 2% in the fourth quarter of 2002. Return on tangible allocated capital was 31% compared to 4% in the fourth quarter of 2002.

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Revenues of $822 million were 26% above the same period last year reflecting higher global equity valuations, the acquisition of Retirement Plan Services (“RPS”), which closed earlier in the year, and increased brokerage activity.

•	Expenses of $635 million were 2% above the fourth quarter of 2002 primarily as a result of the acquisition of RPS.

•	Credit costs were $36 million for the quarter compared to $13 million for the fourth quarter of 2002.

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Total assets under supervision were $758 billion, up 18% from December 31, 2002. Total assets under management were $559 billion, up 9%. During the fourth quarter of 2003, there were net inflows of assets under management from both retail and private bank clients. Not reflected in assets under supervision is the firm’s 44% interest in American Century Companies, Inc., which had assets under management of $87 billion as of December 31, 2003.

Full Year 2003 versus Full Year 2002

Earnings were $268 million for the full year, up 3% from 2002. The pre-tax margin for the full year was 14%, flat to the prior year. Return on tangible allocated capital was 20% in 2003 compared to 18% for 2002.

J.P. Morgan Chase & Co.
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Revenues of $2.9 billion were 1% above last year reflecting the acquisition of RPS, higher global equity valuations and increased brokerage activity, mostly offset by the impact of institutional net outflows.

•	Expenses of $2.4 billion were 3% above 2002 primarily as a result of the RPS acquisition, higher incentive costs and real estate and technology write-offs.

•	Credit costs were $35 million for the full year compared to $85 million for 2002.

JPMorgan Partners (“JPMP”)

Fourth Quarter 2003 versus Fourth Quarter 2002

JPMorgan Partners had operating earnings of $22 million in the fourth quarter compared to an operating loss of $100 million in the fourth quarter of 2002. Total net private equity gains were $159 million, compared to a net loss of $53 million in the fourth quarter of 2002.

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Direct private equity investments recorded net gains of $198 million compared to net gains of $27 million in the fourth quarter of 2002. The fourth quarter 2003 results benefited from more active public and private capital markets, which provided for more exit opportunities. The net gains include $202 million in realized cash gains, $48 million in mark-to-market gains on public investments, and negative net valuation adjustments taken on private investments of $52 million.

•	JPMP recorded net losses of $39 million on its limited partner interests in third party funds, compared to net losses of $80 million in the fourth quarter of 2002.

Full Year 2003 versus Full Year 2002

JPMorgan Partners had an operating loss of $293 million for the full year compared to an operating loss of $808 million for 2002. Total net private equity gains were $27 million, compared to a net loss of $733 million for 2002.

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Direct private equity investments recorded net gains of $346 million compared to net losses of $583 million for 2002. The net gains included $535 million in realized cash gains, $215 million in mark-to-market gains on public securities and negative net valuation adjustments on private investments of $404 million.

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JPMP recorded net losses of $319 million on its limited partner interests in third party funds, compared to net losses of $150 million for 2002. Net losses were primarily the result of JPMP’s continued program to divest third-party fund participations.

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The carrying value of JPMP’s portfolio declined during the year from $8.23 billion at December 31, 2002 to $7.25 billion at December 31, 2003, reflecting an improved pace of sales, divestitures of third-party fund participations, and a reduced level of new investments.

Expenses

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Operating Expenses in the fourth quarter were $5.22 billion, down 5% from the fourth quarter of 2002. The decrease was primarily driven by lower compensation expenses resulting from lower severance and related costs and lower performance related incentives. For the full year 2003, expenses were $21.69 billion, an increase of 8% from last year. The increase in expenses included higher performance related incentives, $100 million added to litigation reserves, $630 million in severance and related, including vacant real estate charges, as well as approximately $360 million in higher pension and options related compensation expenses. Operating expenses for the full year 2002 included $890 million in severance and related costs.

Credit

Fourth Quarter 2003 versus Fourth Quarter 2002

• Commercial net charge-offs for the quarter were $8 million compared to $646 million for the fourth quarter of 2002. The charge-off ratio for commercial loans was 0.04% for the quarter compared to 1.88% for the fourth quarter of 2002. The decline in the charge-off ratio reflects a decline in gross charge-offs and an increase in recoveries.

J.P. Morgan Chase & Co.
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Consumer loan net charge-offs on a managed basis, which include credit card securitizations, were $828 million compared to $832 million for the fourth quarter of 2002. On a managed basis, the credit card net charge-off ratio was 5.74% for the quarter compared to 5.70% for the fourth quarter of 2002 and 5.80% for the third quarter of 2003.

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Total credit costs on a managed basis were $601 million for the quarter including $850 million related to managed consumer loans, negative $202 million related to commercial loans and lending-related commitments and negative $47 million related to the residual component (leaving the residual component at 20% of the total allowance for loan losses).

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The allowance for credit losses, which includes the allowance for loan losses and lending-related commitments, was $4.8 billion at December 31, 2003, compared to $5.7 billion at December 31, 2002. Total non performing assets were $3.1 billion at December 31, 2003, down 35% from December 31, 2002. Commercial criticized exposure was $8.9 billion as of December 31, 2003, a decline of $7.7 billion, or 47%, from December 31, 2002.

Full Year 2003 versus Full Year 2002

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Commercial net charge-offs for the full year were $816 million compared to $2.1 billion for 2002. The charge-off ratio for commercial loans was 0.91% for 2003 compared to 1.93% for 2002. Consumer loan net charge-offs on a managed basis, which include credit card securitizations, were $3.3 billion compared to $3.2 billion for 2002. On a managed basis, the credit card net charge-off ratio was 5.87% for 2003, flat with 2002. Total credit costs on a managed basis were $3.4 billion for 2003, including $3.4 billion for managed consumer loans, negative $77 million for commercial loans and lending-related commitments and $126 million for the residual component.

Total assets and capital

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Total assets as of December 31, 2003 were $771 billion, compared with $759 billion as of December 31, 2002. Commercial loans were $83.1 billion, including $5.8 billion related to variable interest entities, primarily multi-seller asset-backed commercial paper conduits consolidated in accordance with FIN 46. Not consolidated at December 31, 2003 were $5.4 billion of variable interest entities that were restructured during the fourth quarter, and had been previously consolidated in the third quarter of 2003. Commercial loans, excluding the impact of FIN 46, were $77.3 billion, $14.2 billion lower than on December 31, 2002. Managed consumer loans increased 10% from December 31, 2002. The Tier 1 capital ratio was 8.4% at December 31, 2003 compared to 8.2% at December 31, 2002.

Other financial information

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The line of business results for the first three quarters of 2003 and full year 2002 have been restated to reflect the allocation of certain revenues and expenses previously reported in Support Units and Corporate. This restatement did not affect the firm’s consolidated financial results.

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There were no items characterized by management as non-operating in 2003, as restructuring costs are now included in reported results. Special items (on a pre-tax basis) in the fourth quarter of 2002 included a $400 million charge in connection with the Enron surety litigation settlement and the establishment of litigation reserves of $900 million, as well as $393 million in merger and restructuring costs. For full year 2002, special items (on a pre-tax basis) included $1.3 billion in charges related to the Enron surety settlement and establishment of litigation reserves, $98 million in real estate reserves and $1.2 billion in merger and restructuring costs.

J.P. Morgan Chase & Co. is a leading global financial services firm with assets of $771 billion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, investment management, private banking and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase is headquartered in

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New York and serves more than 30 million consumers nationwide, and many of the world’s most prominent corporate, institutional and government clients. Information about JPMorgan Chase is available on the Internet at www.jpmorganchase.com.

JPMorgan Chase will hold a conference call for the investment community on Wednesday, January 21, 2004 at 11:00 a.m. (Eastern Time) to review fourth quarter and full year 2003 financial results. The dial-in number is (973) 935-8505. A live audio webcast of the call will be available on www.jpmorganchase.com. Slides for the call will also be available on www.jpmorganchase.com. A telephone replay of the presentation will be available beginning at 1:30 p.m. (Eastern Time) on January 21, 2004 and continuing through 6:00 p.m. (Eastern Time) on January 28, 2004 at (973) 341-3080 pin #4413929. The replay also will be available on www.jpmorganchase.com beginning at 1:30 p.m. (Eastern Time) on January 21, 2004. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available on the JPMorgan Chase web site (www.jpmorganchase.com).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of JPMorgan Chase and Bank One stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause JPMorgan Chase’s results to differ materially from those described in the forward-looking statements can be found in the 2002 Annual Report on Form 10-K of JPMorgan Chase, and in the Quarterly Reports on Form 10-Q of JPMorgan Chase, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about JPMorgan Chase and Bank One, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to J.P. Morgan Chase & Co., 270 Park Avenue, New York, NY 10017, Attention: Office of the Secretary, 212-270-6000, or to Bank One Corporation, 1 Bank One Plaza IL1-0738, Chicago, IL 60670-0738, Attention: Investor Relations, 312-336-3013. The respective directors and executive officers of JPMorgan Chase and Bank One and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding JPMorgan Chase’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by JPMorgan Chase on March 28, 2003, and information regarding Bank One’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Bank One on March 5, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy

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statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.